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                            CORNELL CORRECTIONS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                           THREE MONTHS ENDED SEPTEMBER 30,               SIX MONTHS ENDED JUNE 30,
                                        -------------------------------------       -------------------------------------
                                               2001                2000                   2001                2000
                                        -----------------   -----------------       -----------------   -----------------
                                         BASIC    DILUTED    BASIC    DILUTED        BASIC    DILUTED    BASIC    DILUTED
                                        -------   -------   -------   -------       -------   -------   -------   -------

Net Earnings                            $ 1,442   $ 1,442   $ 2,193   $ 2,193       $ 4,395   $ 4,395   $ 4,164   $ 4,164
                                        =======   =======   =======   =======       =======   =======   =======   =======

Shares used in computing net
   earnings per share:
      Weighted average common
         shares and common share
         equivalents                     10,277    10,277    10,161    10,161        10,230    10,230    10,155    10,155

   Less treasury shares                  (1,035)   (1,035)     (697)     (697)         (994)     (994)     (697)     (697)

   Effect of shares issuable under
      stock options and warrants
      based on the treasury
      stock method                            -       638         -       121             -       425         -       135
                                        -------   -------   -------   -------       -------   -------   -------   -------

                                          9,242     9,880     9,464     9,585         9,236     9,661     9,458     9,593
                                        -------   -------   -------   -------       -------   -------   -------   -------

Net earnings per share                  $  0.16   $  0.15   $  0.23   $  0.23       $  0.48   $  0.45   $  0.44   $  0.43
                                        =======   =======   =======   =======       =======   =======   =======   =======
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